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                                                                 EXHIBIT (14)(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of
The MainStay Funds:

We consent to the references to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus in this Registration Statement on Form N-14 of the International Bond and Global High Income Funds, two of the funds comprising The MainStay Funds.

/s/ KPMG LLP

Philadelphia, Pennsylvania
October 27, 2004